Exhibit 10.13

Rules of the Mereo BioPharma Group plc Share Option Scheme

Adopted by the board of directors of Mereo BioPharma Group plc on 4 March 2016

Amended by the board of directors of Mereo BioPharma Group plc on 4 April 2017

Expiry date: 9 June 2026

Contents

1	DEFINITIONS AND INTERPRETATION	1

2	GRANT OF OPTIONS	3

3	PERFORMANCE CONDITIONS	4

4	RESTRICTIONS ON TRANSFER AND BANKRUPTCY	4

5	INDIVIDUAL LIMIT	4

6	SCHEME LIMITS	5

7	VESTING AND EXERCISE	6

8	TAXATION AND REGULATORY ISSUES	6

9	CASH EQUIVALENT/NET SETTLEMENT	7

10	CESSATION OF EMPLOYMENT	7

11	CORPORATE EVENTS	9

12	ADJUSTMENTS	11

13	AMENDMENTS	11

14	LEGAL ENTITLEMENT	11

15	GENERAL	12

APPENDIX APPROVED OPTIONS		14

THE MEREO BIOPHARMA GROUP PLC SHARE OPTION SCHEME

1	DEFINITIONS AND INTERPRETATION

1.1	In this Scheme, unless otherwise stated, the words and expressions below have the following meanings:

“Admission Date”	the day on which the Shares are admitted to the Official List of the UKLA and to trading on AIM;

“AIM”	the Alternative Investment Market of the London Stock Exchange;

“AIM Rules”	the rules of AIM, as amended from time to time;

“Board”	subject to rule 11.10, the board of directors of the Company or any duly authorised committee of the board;

“Company”	Mereo BioPharma Group Plc registered in England and Wales under number 9481161;

“Control”	the meaning given by section 995 of the Income Tax Act 2007;

“Dealing Day”	any day on which the London Stock Exchange is open for business;

“Dealing Restrictions”	restrictions imposed by the Company’s share dealing code, the AIM Rules or any applicable laws or regulations which impose restrictions on share dealing;

“Eligible Employee”	an employee (including an executive director) of the Company or any of its Subsidiaries;

“Exercise Period”	the period during which an Option may be exercised;

“Exercise Price”	the price per Share payable to exercise an Option as determined by the Board in accordance with rule 2.5, as adjusted from time to time in accordance with the rules of the Scheme;

“Grant Date”	the date on which an Option is granted;

“Group Member”	the Company, any Subsidiary of the Company, any company which is (within the meaning of section 1159 of the Companies Act 2006) the Company’s holding company or a Subsidiary of the Company’s holding company or, if the Board so determines, any body corporate in relation to which the Company is able to exercise at least 20% of the equity voting rights and “Group” will be construed accordingly;

“HMRC”	HM Revenue & Customs;

“Internal Reorganisation”	where immediately after a change of Control of the Company, all or substantially all of the issued share capital of the acquiring company is owned directly or indirectly by the persons who were shareholders in the Company immediately before the change of Control;

“Market Value”	the market value determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, and any relevant published HMRC guidance, on the relevant date;

“Normal Vesting Date”	i) the date on which an Option will normally Vest, which:

i) in respect of an Option which is subject to the satisfaction of a Performance Condition will be the later of:

a) the date on which the Board determines that the Performance Condition has been satisfied in accordance with rule 7.1; and

b) the third anniversary of the Grant Date, (or such later date determined by the Board and notified to the Participant in accordance with rule 2.3); and

ii)     in respect of an Option which is not subject to the satisfaction of a Performance Condition, the third anniversary of the Grant Date (or such other date determined by the Board and notified to the Participant in accordance with rule 2.3)

“Option”	a right to acquire Shares in accordance with the rules of the Scheme during an Exercise Period;

“Participant”	any person who holds an Option or following his death, his personal representatives;

“Performance Period”	the period over which a Performance Condition will be measured which, unless the Board determines otherwise, will be at least three years;

“Performance Condition”	a condition or conditions imposed under rule 3.1 which relates to performance;

“Scheme”	the Mereo BioPharma Group Plc Share Option Scheme in its present form or as from time to time amended;

“Share”	a fully paid ordinary share in the capital of the Company;

“Subsidiary”	the meaning given by section 1159 of the Companies Act 2006;

“Tax Liability”	any tax or social security contributions liability in connection with an Option for which the Participant is liable and for which any Group Member or former Group Member is obliged to account to any relevant authority;

“Trustee”	the trustee or trustees for the time being of any employee benefit trust, the beneficiaries of which include Eligible Employees;

“UKLA”	the United Kingdom Listing Authority or any successor body;

“Vest”	the point at which an Option becomes capable of exercise and “Vesting”, “Vested” and “Vesting Date” will be construed accordingly.

1.2	References in the Scheme to:

1.2.1	any statutory provisions are to those provisions as amended or re-enacted from time to time;

1.2.2	the singular include the plural and vice versa; and

1.2.3	the masculine include the feminine and vice versa.

1.3	Headings do not form part of the Scheme.

2	GRANT OF OPTIONS

2.1	Subject to rule 2.2, the Board may grant an Option to an Eligible Employee in its discretion subject to the rules of the Scheme and upon such additional terms as the Board may determine.

2.2	The grant of an Option will be subject to obtaining any approval or consent required by AIM (or other relevant authority), any Dealing Restrictions and any other applicable laws or regulations (whether in the UK or overseas).

2.3	Options must be granted by deed and, as soon as practicable after the Grant Date, Participants must be notified of the terms of their Option, including any Performance Condition.

2.4	No Option may be granted under the Scheme after the tenth anniversary of the Admission Date.

2.5	On the grant of an Option, the Board will determine the Exercise Price which applies to that Option which may not be less than the greater of:

2.5.1	the Market Value of a Share on the Grant Date; and

2.5.2	if the Shares are to be subscribed, the nominal value of a Share.

The Exercise Price applying to an Option may be adjusted in accordance with rule 12.

3	PERFORMANCE CONDITIONS

3.1	The Board may determine that the Vesting of Options will be subject to the satisfaction of a Performance Condition. Subject to rules 10 and 11, the Performance Condition will be measured over the Performance Period.

3.2	The Board may amend or substitute any Performance Condition if one or more events occur which cause the Board to consider that a substituted or amended Performance Condition would be more appropriate and would not be materially less difficult to satisfy.

4	RESTRICTIONS ON TRANSFER AND BANKRUPTCY

4.1	An Option must not be transferred, assigned, charged or otherwise disposed of in any way (except in the event of the Participant’s death, to his personal representatives) and will lapse immediately on any attempt to do so.

4.2	An Option will lapse immediately if the Participant is declared bankrupt, or if the Participant is outside the UK, any analogous event occurs.

5	INDIVIDUAL LIMIT

5.1	No Eligible Employee may be granted Options which would, at the time they are granted, cause the market value (as determined by the Board) of all the Shares subject to Options granted to that Eligible Employee in respect of a particular financial year of the Company to exceed 200% of salary, and to the extent any Option exceeds this limit it will be scaled back accordingly.

6	SCHEME LIMITS

6.1	The Board must not grant an Option which would cause the number of Shares allocated under the Scheme, and under any other employee share plan adopted by the Company to exceed such number as represents ten per cent of the ordinary share capital of the Company in issue at that time.

6.2	Subject to rules 6.3 and 6.4, in determining the limit set out in rule 6.1, Shares are treated as allocated on any day if they have been newly issued by the Company or transferred from treasury to satisfy an option, award or other right granted during the ten years prior to that day (an “award”), or in the case of such an award in respect of which Shares are yet to be delivered, if the Board intends that new Shares will be issued or that Shares from treasury will be transferred and for these purposes the number of Shares allocated includes:

6.2.1	Shares which have been issued or may be issued to any Trustee; and

6.2.2	Shares which have been or may be transferred from treasury to any Trustee in either case for the Trustee to then transfer to satisfy an award (unless these Shares have already been counted under this rule).

6.3	The Board may determine that Shares transferred from treasury will cease to count as allocated for the purposes of rule 6.2 if guidelines published by institutional investor representative bodies no longer require such Shares to be counted.

6.4	The number of Shares allocated does not include:

6.4.1	Shares issued or committed to be issued to satisfy awards granted prior to the Admission Date;

6.4.2	Shares in respect of which the right to acquire such Shares lapses or is released;

6.4.3	Existing Shares (other than treasury shares), which are transferred in satisfaction of an award or to which an award relates; and

6.4.4	Shares allocated in respect of awards which are then satisfied in cash.

6.5	If the Board purports to grant one or more Options which are inconsistent with the limit in this rule 6:

6.5.1	if only one Option is purported to be granted, that Option will be limited and will take effect from the Grant Date over the maximum number of Shares permitted by that limit; and

6.5.2	if more than one Option is purported to be granted, each such Option will be reduced as determined by the Board and will take effect from the Grant Date over the maximum number of Shares permitted by that limit.

6.6	The Board may make such adjustments to the method of assessing the limit set out in rule 6.1 as it considers appropriate in the event of any variation of the Company’s share capital.

7	VESTING AND EXERCISE

7.1	As soon as reasonably practicable after the end of any Performance Period relating to an Option, the Board will determine if and to what extent the Performance Condition has been met. To the extent that it has not been satisfied in full, the remainder of the Option will lapse immediately.

7.2	Subject to rules 8.2, 10 and 11, an Option will Vest:

7.2.1	on the Normal Vesting Date; or

7.2.2	if on the Normal Vesting Date (or on any other date on which an Option is due to Vest under rule 10 or 11) a Dealing Restriction applies to the Option, on the date on which such Dealing Restriction lifts; and

and an Option may then be exercised during the period ending on the tenth anniversary of the Grant Date (or such shorter period as the Board may determine on or prior to the Grant Date), after which time it will lapse.

7.3	Subject to rules 8 and 9, an Option may be exercised pursuant to this rule 7 or rules 10 and 11 in such form and manner as the Board may determine, provided that exercise of an Option will not take effect until the Company receives:

7.3.1	notice of exercise of the Option; and

7.3.2	payment of the aggregate Exercise Price (or an undertaking to pay that amount).

7.4	Subject to rules 8 and 9, where an Option has been exercised, the number of Shares in respect of which it has been exercised will be issued, transferred or paid (as applicable) to the Participant as soon as reasonably practicable thereafter.

8	TAXATION AND REGULATORY ISSUES

8.1	A Participant will be responsible for and indemnifies each relevant Group Member and the Trustee against any Tax Liability relating to his Option. Any Group Member and/or the Trustee may withhold an amount equal to such Tax Liability from any amounts due to the Participant (to the extent such withholding is lawful) and/or make any other arrangements as it considers appropriate to ensure recovery of such Tax Liability including, without limitation, the sale of sufficient Shares acquired subject to the Option to realise an amount equal to the Tax Liability.

8.2	The exercise of an Option and the issue or transfer of Shares under the Scheme will be subject to obtaining any approval or consent required by AIM (or other relevant authority), any Dealing Restrictions, or any other applicable laws or regulations (whether in the UK or overseas).

9	CASH EQUIVALENT/NET SETTLEMENT

9.1	Subject to rule 9.5, at any time prior to the date on which Shares in respect of which an Option has been exercised have been issued or transferred to a Participant, the Board may determine that, in substitution for his right to acquire some or all of the Shares to which his Option relates, the Participant will instead receive a cash sum in accordance with rule 9.2 or a reduced number of Shares in accordance with rule 9.3.

9.2	A cash sum to which a Participant becomes entitled under this rule 9.2 will be equal to the market value (as determined by the Board) of that number of the Shares which would otherwise have been issued or transferred, less the aggregate Exercise Price payable in respect of the exercise of the Option in relation to those Shares and for these purposes:

9.2.1	Market Value will be determined on the date of exercise; and

9.2.2	the cash sum will be paid to the Participant as soon as reasonably practicable after exercise of the Option, net of any deductions (including, but not limited to, any Tax Liability or similar liabilities) as may be required by law.

9.3	The number of Shares to which a Participant becomes entitled under this rule 9.3 will be such number of Shares as have a Market Value (as determined by the Board) equal to the amount by which the Market Value (as determined by the Board) of that number of the Shares which would otherwise have been issued or transferred exceeds the aggregate Exercise Price and/or Tax Liability payable in respect of the exercise of the Option in relation to those Shares. For these purposes Market Value will be determined on the date of exercise.

9.4	Any Exercise Price paid by a Participant will be refunded to him to the extent an Option he has exercised is settled by a payment of cash in accordance with rule 9.2 or delivery of Shares in accordance with rule 9.3.

9.5	The Board may determine that this rule 9 will not apply to an Option, or any part of it.

10	CESSATION OF EMPLOYMENT

Cessation of employment within 12 months of grant

10.1	If a Participant ceases to hold office or employment with a Group Member for any reason before the first anniversary of the Grant Date of an Option, that Option will lapse immediately, unless and to the extent the Board determines otherwise.

10.2	If the Board determines under rule 10.1 that an Option does not lapse, it shall determine the period within which the Option may be exercised and any conditions which apply to the exercise of the Option.

Bad leavers

10.3	If a Participant ceases to hold office or employment with a Group Member as a result of dismissal for gross misconduct, any Option he holds (whether or not Vested) will lapse at that time.

Good leavers

10.4	If a Participant ceases to hold office or employment with a Group Member on or after the first anniversary of the Grant Date of an Option for any reason other than dismissal for gross misconduct:

10.4.1	if the Option has already Vested, it may be exercised during the period of:

(a)	12 months from the date of the Participant’s cessation of office or employment if he ceased to hold office or employment with a Group Member as a result of his death;

(b)	six months from the date of the Participant’s cessation of office or employment if he ceased to hold office or employment with a Group Member other than as a result of his death; and

10.4.2	if the Option has not already Vested, unless the Board determines that it shall Vest in accordance with rule 10.5, it shall continue and subject to rule 11 Vest in accordance with rule 10.6 on the Normal Vesting Date.

10.5	If the Board determine that an Option which has not yet Vested at the date of cessation will Vest in accordance with this rule 10.5, it will Vest as soon as reasonably practicable following the date of cessation in accordance with rule 10.6.

10.6	The number of Shares in respect of which the Option Vests pursuant to rule 10.4 or 10.5 will be determined by the Board taking into account:

10.6.1	the extent to which any Performance Condition has been satisfied at the Normal Vesting Date (if rule 10.4 applies) or at the date of cessation (if rule 10.5 applies); and

10.6.2	unless the Board determines otherwise, the period of time that has elapsed from the Grant Date to the date of cessation of office or employment,

and to the extent that an Option does not Vest in full, the remainder will lapse immediately. An Option may, subject to rule 11, then be exercised for a period of six months or, in the case of the Participant’s death, 12 months (or such other period as the Board may determine) from the date of Vesting after which time it will lapse.

10.7	For the purposes of the Scheme, no person will be treated as ceasing to hold office or employment with a Group Member until that person no longer holds:

10.7.1	an office or employment; or

10.7.2	a right to return to work

with any Group Member.

11	CORPORATE EVENTS

11.1	Where any of the events described in rule 11.3 occur, then subject to rules 11.7 and 11.9, all Options which have not yet Vested will Vest in accordance with rule 11.2 at the time of such event unless they Vest earlier in accordance with rule 11.4. Options (whether Vested pursuant to this rule or otherwise) will be exercisable for one month (or such longer period as the Board may determine, not exceeding six months) from the date of the relevant event, after which time all Options will lapse.

11.2	An Option will Vest pursuant to rule 11.1 to the extent determined by the Board taking into account the extent to which any Performance Condition has been satisfied unless the Board determines otherwise, the period of time from the Grant Date to the date of the relevant event. To the extent that an Option does not Vest or is not exchanged in accordance with rules 11.7 and 11.9, it will lapse immediately.

11.3	The events referred to in rule 11.1 are:

11.3.1	General offer

If any person (either alone or together with any person acting in concert with him):

i)	obtains Control of the Company as a result of making a general offer to acquire Shares; or

ii)	already having Control of the Company, makes an offer to acquire all of the Shares other than those which are already owned by him and such offer becomes wholly unconditional.

11.3.2	Scheme of arrangement

A compromise or arrangement in accordance with section 899 of the Companies Act 2006 (or any similar legislation or rules in a jurisdiction outside the United Kingdom) for the purposes of a change of Control of the Company which is sanctioned by the Court.

11.4	Loss of corporation tax deduction

If the Board determines that there would be a loss of corporation tax deduction under Part 12 of the Corporation Tax Act 2009 (or any similar legislation or rules in a jurisdiction outside the United Kingdom) if Options were to be exercised on or after an event described in rule 11.3 then the Board may resolve that Options will be exercisable on an earlier date.

11.5	Winding-up

On the passing of a resolution for the voluntary winding-up or the making of an order for the compulsory winding up of the Company, the Board will determine:

11.5.1	whether and to what extent Options which have not yet Vested will Vest taking into account the extent to which any Performance Condition has been satisfied and, unless the Board determines otherwise, the period of time from the Grant Date to the date of the relevant event; and

11.5.2	the period during which a Vested Option may be exercised, after which time it will lapse.

To the extent that an Option does not Vest, it will lapse immediately.

11.6	Other events

If the Company is or may be affected by a demerger, delisting, special dividend or other event which, in the opinion of the Board, may affect the current or future value of Shares the Board may determine:

11.6.1	whether and to what extent Awards which have not yet Vested will Vest, taking into account the extent to which any Performance Condition has been satisfied and, unless the Board determines otherwise, the period of time from the Grant Date to the date of the relevant event; and

11.6.2	the period of time during which any Vested Option may be exercised, after which time it will lapse.

To the extent that an Award does not Vest it will lapse immediately.

11.7	Exchange – unvested Options

An unvested Option will not Vest under rule 11.1 but will be exchanged on the terms set out in rule 11.9 to the extent that:

11.7.1	an offer to exchange the Option is made and accepted by a Participant; or

11.7.2	there is an Internal Reorganisation.

11.8	Exchange – Vested Options

Where there is an Internal Reorganisation, unless the Board determines otherwise, a Vested Option will not lapse under rule 11.1 but will be exchanged on the terms set out in rule 11.9.

11.9	Exchange terms

If this rule 11.9 applies, the Option will be released in consideration of the grant of a new option (“New Option”) which, in the opinion of the Board, is equivalent to the Option, but relates to shares in a different company (whether the acquiring company or a different company). Unless the Board determines otherwise, the rules of this Scheme will be construed in relation to the New Option as if:

11.9.1	the New Option were an Option granted under the Scheme at the same time as the Option;

11.9.2	references to the Company were references to the company whose shares are subject to the New Option; and

11.9.3	references to Shares were references to shares in the company whose shares are subject to the New Option.

11.10	Meaning of Board

Any reference to the Board in this rule 11 means the members of the Board immediately prior to the relevant event.

12	ADJUSTMENTS

12.1	The number of Shares subject to an Option and/or the Exercise Price may be adjusted in such manner as the Board determines, in the event of:

12.1.1	any variation of the share capital of the Company; or

12.1.2	a demerger, delisting, special dividend, rights issue or other event which may, in the Board’s opinion, affect the current or future value of Shares.

The Board may also adjust any Performance Condition.

13	AMENDMENTS

13.1	Except as described in this rule 13 the Board may at any time amend the rules of the Scheme.

13.2	No amendment to the material disadvantage of existing rights of Participants (except in respect of the Performance Condition) will be made under rule 13.1 unless:

13.2.1	every Participant who may be affected by such amendment has been invited to indicate whether or not he approves the amendment; and

13.2.2	the amendment is approved by a majority of those Participants who have so indicated.

13.3	No amendment will be made under this rule 13 if it would prevent the Scheme from being an employees’ share scheme in accordance with section 1166 of the Companies Act 2006.

14	LEGAL ENTITLEMENT

14.1	This rule 14 applies during a Participant’s employment with any Group Member and after the termination of such employment, whether or not the termination is lawful.

14.2	Nothing in the Scheme or its operation forms part of the terms of employment of a Participant and the rights and obligations arising from a Participant’s employment with any Group Member are separate from, and are not affected by, his participation in the Scheme. Participation in the Scheme does not create any right to continued employment with a Group Member for any Participant.

14.3	The grant of any Option to a Participant does not create any right for that Participant to be granted any further Options or to be granted Options on any particular terms, including the number of Shares to which Options relate.

14.4	By Participating in the Scheme, a Participant waives all rights to compensation for any loss in relation to the Scheme, including:

14.4.1	any loss or reduction of any rights or expectations under the Scheme in any circumstances or for any reason (including lawful or unlawful termination of the Participant’s employment);

14.4.2	any exercise of a discretion or a decision taken in relation to an Option or to the Scheme, or any failure to exercise a discretion or take a decision; and

14.4.3	the operation, suspension, termination or amendment of the Scheme.

15	GENERAL

15.1	The Scheme will terminate upon the date stated in rule 2.4, or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Scheme will be without prejudice to the existing rights of Participants.

15.2	Shares issued or transferred from treasury under the Scheme will rank equally in all respects with the Shares then in issue, except that they will not rank for any voting, dividend or other rights attaching to Shares by reference to a record date preceding the date of issue or transfer from treasury.

15.3	By participating in the Scheme, a Participant consents to the collection, holding, processing and transfer of his personal data by any Group Member or any third party for all purposes relating to the operation of the Scheme, including but not limited to, the administration and maintenance of Participant records, providing information to future purchasers of the Company or any business in which the Participant works and to the transfer of information about the Participant to a country or territory outside the European Economic Area or elsewhere.

15.4	The Scheme will be administered by the Board. The Board will have full authority, consistent with the Scheme, to administer the Scheme, including authority to interpret and construe any provision of the Scheme and to adopt regulations for administering the Scheme. Decisions of the Board will be final and binding on all parties.

15.5	Any notice or other communication in connection with the Scheme may be delivered personally or sent by electronic means or post, in the case of a company to its registered office (for the attention of the company secretary), and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment. Where a notice or other communication is given by post, it will be deemed to have been received 72 hours after it was put into the post properly addressed and stamped, and if by electronic means, when the sender receives electronic confirmation of delivery or if not available, 24 hours after sending the notice.

No third party will have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Scheme (without prejudice to any right of a third party which exists other than under that Act).

15.6	These rules will be governed by and construed in accordance with the laws of England and Wales. Any person referred to in this Scheme submits to the exclusive jurisdiction of the Courts of England and Wales.

APPENDIX

APPROVED OPTIONS

This Appendix sets out the terms on which the Board may grant Approved Options.

1	INTERPRETATION

1.1	The rules of the Scheme apply to Approved Options except as modified below and references in the rules of the Scheme to an Option will be interpreted as references to an Approved Option for the purposes of this Appendix.

1.2	References in this Appendix to ‘rules’ are to rules of the Scheme and references to ‘sections’ are to the sections of this Appendix.

1.3	In the event of any conflict between the rules of the Scheme and the sections of this Appendix, this Appendix will take precedence.

2	DEFINITIONS

2.1	In this Appendix, unless otherwise stated, the words and expressions below have the following meanings

“Approved Option”	an Option granted under this Appendix;

“Associated Company”	has the meaning given to it in paragraph 35(1) of Schedule 4;

“Restriction”	has the meaning given by paragraph 36(3) of Schedule 4;

“Schedule 4”	Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003; and

“Variation of Capital”	in relation to the equity share capital of the Company, a capitalisation issue, an offer or invitation made by way of rights, a subdivision, consolidation, reduction or any other variation in respect of which Approved Options may be adjusted in accordance with rule 12 as applied by this Approved Appendix and the requirements of Schedule 4.

3	ELIGIBILITY TO BE GRANTED AN APPROVED OPTION

3.1	An Approved Option may only be granted to an Eligible Employee who is a director of the Company or any of its Subsidiaries if he is obliged to devote not less than 25 hours a week (excluding meal breaks) to the performance of the duties of his office or employment with the Company or any Subsidiary.

3.2	An Approved Option may not be granted to an Eligible Employee who is excluded from participation by virtue of paragraph 9 of Schedule 4 (material interest in a close company).

4	GRANT OF AN APPROVED OPTION

4.1	No Approved Option may be granted unless and until this Appendix meets the requirements of Schedule 4.

4.2	Approved Options must be granted by deed and, as soon as reasonably practicable after the Grant Date, Participants must be notified of the terms of their Approved Options, including the terms set out in paragraph 21A(1) of Schedule 4.

4.3	The Board must not grant an Approved Option to an Eligible Employee which would on the Grant Date cause the aggregate Market Value of the shares which he may acquire by exercising that Approved Option, and any other option which is to be taken into account for the purposes of the limit specified in paragraph 6(1) of Schedule 4, to exceed that limit.

4.4	For the purposes of this section 4, the Market Value of a share:

4.4.1	will be determined at the time the relevant option is granted; and

4.4.2	in the case of a share subject to a Restriction, will be determined as if the Restriction did not apply.

4.5	If the Company purports to grant an Approved Option in breach of the limit in section 4.3, that Approved Option will take effect from the Grant Date over the maximum number of Shares over which it may be granted within that limit and any excess will be treated as an Option under the Scheme.

4.6	Any Performance Condition applied to an Approved Option will be objective. Any substituted or amended Performance Condition applied to an Approved Option in accordance with rule 3.2 will not be materially more or less difficult to satisfy than the original Performance Condition when originally set.

5	SHARES SUBJECT TO AN APPROVED OPTION

5.1	The Shares subject to an Approved Option must satisfy Part 4 of Schedule 4.

5.2	If the Shares subject to an Approved Option are subject to a Restriction, the details of the Restriction will be included in the notification given under rule 2.3.

6	EXERCISE OF APPROVED OPTIONS

6.1	A Participant may not exercise an Approved Option while he is excluded from being granted an Approved Option under paragraph 9 of Schedule 4 (material interest in a close company).

6.2	The following rule 8.1 will apply to Approved Options in substitution for rule 8.1:

“8.1	A Participant will be responsible for and indemnifies each relevant Group Member and the Trustee against any Tax Liability arising as a result of the exercise of an Option and will reimburse the Group Member and/or the Trustee (as relevant) for the Tax Liability within thirty days of it arising. An Option may only be exercised if there are arrangements in place acceptable to the Board to provide for the reimbursement of any Tax Liability arising as a result of the exercise of the Option, which may include:

8.1.1	the Participant making a payment to the Group Member and/or the Trustee;

8.1.2	the Group Member withholding the Tax Liability from the Participant’s remuneration (to the extent permitted by law); or

8.1.3	with the Participant’s agreement, any other arrangement acceptable to the Group Member and/or the Trustee to reimburse the Tax Liability, including authorising the sale of sufficient of the Shares on the Participant’s behalf.”

6.3	Rule 9 of the Scheme will not apply to Approved Options.

7	CESSATION OF EMPLOYMENT

Cessation	of employment within 12 months of grant

7.1.	In its application to Approved Options, there shall be deleted from rule 10.1 the words: “,unless and to the extent the Board determines otherwise”.

7.2.	Rule 10.2 shall not apply to any Approved Option.

Bad leavers

7.3.	For the avoidance of doubt, rule 10.3 shall apply to Approved Options in the same way as it applies to Options granted under the Scheme.

Good leavers - death

7.4.	If a participant ceases employment as a result of his death, any Approved Option he holds which has not yet Vested at the date of cessation will Vest in accordance with rule 10.5 as soon as reasonably practicable following the date of his death to the extent determined in accordance with rule 10.6 and may be exercised for a period of 12 months from the date of death after which time it will lapse.

7.5.	The 12 month period for exercise referred to in section 7.4 shall not be shortened by any provision of the Scheme or this Appendix other than rule 11.5.

Good leavers – other reason

7.6.	Any determination under rule 10.4.2 that an Approved Option shall Vest in accordance with rule 10.5 must be taken on or before the Grant Date of the Approved Option.

7.7.	In its application to Approved Options, there shall be deleted from rule 10.6 the words: “(or such other period as the Board may determine)”.

Exercise	period in the event of death

7.8.	The 12 month period for exercise referred to in rule 10.4.1(a) shall not be shortened by any provision of the Scheme or this Appendix other than rule 11.5.

8	CORPORATE EVENTS

8.1	The following rules 11.1 – 11.3A will apply to Approved Options in substitution for rules 11.1– 11.3:

“11.1	Where any of the events described in rule 11.3 occur, then subject to rules 11.7 – 11.8A, all Options which have not yet Vested will Vest in accordance with rule 11.2 at the time of such event unless they Vest earlier in accordance with rule 11.4. Vested Options will be exercisable for one month (or such longer period not exceeding six months as the Board may permit) from the date of the relevant event, after which all Options will lapse.

11.2	An Option will Vest pursuant to rule 11.1 taking into account the extent to which any Performance Condition has been satisfied and, unless the Board determines otherwise, the period of time from the Grant Date to the date of the relevant event. To the extent that an Option does not Vest or is not exchanged in accordance with rules 11.7 – 11.8A, it will lapse immediately.

11.3	The events referred to in rule 11.1 are:

11.3.1	General offer

(a)	If a person (including any person acting in concert with him as referred to in paragraph 25A(8) of Schedule 4) has obtained Control of the Company as a result of an offer falling within paragraph 25A(3) of Schedule 4 and any condition subject to which the offer is made has been satisfied.

(b)	If any person (either alone or together with any person acting in concert with him) other than in a case falling within rule 11.3.1(a):

i)	obtains Control of the Company as a result of making a general offer to acquire Shares; or

ii)	already having Control of the Company, makes an offer to acquire all of the Shares other than those which are already owned by him,

and such offer becomes wholly unconditional.

11.3.2	Compromise or arrangement

(a)	The sanction by the Court under section 899 of the Companies Act 2006 of a compromise or arrangement of a sort referred to in paragraph 25A(6) of Schedule 4 which is proposed for the purposes of a change of Control of the Company.

(b)	A compromise or arrangement in accordance with section 899 of the Companies Act 2006 for the purposes of a change of Control of the Company not falling within rule 11.3.2(a) is sanctioned by the Court.

11.3A	If a person becomes bound or entitled to acquire Shares under sections 979 to 982 or 983 to 985 of the Companies Act 2006 (takeover offers: right of offeror to buy out minority shareholder etc), any Option which has not already been exercised or lapsed may be exercised while that person remains so bound or entitled. All unexercised Options will lapse when that person ceases to be so bound or entitled.”

9	CORPORATE EVENTS – EXCHANGE OF OPTIONS

9.1	The following rules 11.7 – 11.8A will apply to Approved Options in substitution for rules 11.7– 11.9:

“11.7	If another company (the “acquiring company”):

11.7.1	obtains Control of the Company as a result of making:

(i)	a general offer (disregarding, if relevant, the fact that the general offer may be made to different shareholders by different means) to acquire the whole of the issued ordinary share capital of the Company (construed in accordance with paragraph 26(2A) of Schedule 4) which is made on a condition such that, if it is met, the person making the offer will have Control of the Company; or

(ii)	a general offer (disregarding, if relevant, the fact that the general offer may be made to different shareholders by different means) to acquire all the shares in the Company (construed in accordance with paragraph 26(2A) of Schedule 4) which are of the same class as the shares which may be acquired by the exercise of Approved Options;

11.7.2	obtains Control of the Company as a result of a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006; or

11.7.3	becomes bound or entitled to acquire shares in the Company under sections 979 to 982 or 983 to 985 of the Companies Act 2006,

an Option may be released in consideration of the grant to the holder of that Option of a new share option in accordance with rule 11.8.

11.8	If an Option (the “Old Option”) is to be released in consideration of the grant of a new share option (a “New Option”) in accordance with this rule 11.8:

11.8.1	that must be done with the agreement of the acquiring company and the Participant;

11.8.2	such agreement must be made in the relevant period determined in accordance with paragraph 26 of Schedule 4 and before the Old Option lapses in accordance with rule 11.1;

11.8.3	any New Option granted in consideration of the release of an Old Option in accordance with this rule 11.8 must satisfy the requirements of paragraph 27 of Schedule 4; and

11.8.4	the New Option will be treated as if it was an Option granted under the Scheme at the same time as the Old Option, except that:

(i)	other than in the definition of “Board”, in rule 11.2 and in rule 15.1, the defined term “Company” will mean the company whose shares are subject to the New Option; and

(ii)	rule 11.10 will not apply to the New Option.

11.8A	If there is an Internal Reorganisation, an unvested Approved Option will not Vest under rule 11.1 and any Vested Approved Option may not be released if the acquiring company offers to grant a new share option in consideration of the release of the Option (whether in accordance with rules 11.7 – 11.8 or otherwise). To the extent the Participant does not agree to the release of the Option in accordance with rules 11.7 – 11.8 or otherwise, the Option will lapse one month after the date of the Internal Reorganisation.”

9.2	Following the grant of any New Option in accordance with rule 11.8, no Approved Options may be granted under the Scheme other than New Options granted in accordance with rule 11.8.

10	ADJUSTMENTS

10.1	The following rule 12 will apply to Approved Options in substitution for rule 12:

“12.1	The number of Shares subject to an Option and/or the Exercise Price thereof may be adjusted in such manner as the Board determines in the event of a Variation of Capital.

12.2	No adjustment may be made to an Approved Option under this rule 12 that does not meet the requirements of Schedule 4.

12.3	The Board may also adjust any Performance Condition.”

11	AMENDMENTS

11.1	If an amendment is made to this Appendix which will result in this Appendix ceasing to meet the requirements of Schedule 4, the amendment will not have effect unless and until the Board has determined that the amendment will take effect even if this causes this Appendix to cease to meet the requirements of Schedule 4.

12	BOARD DISCRETION

12.1	Any discretion exercisable or action or determination to be undertaken by the Board under this Appendix will be exercised or undertaken fairly and reasonably.